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MCDERMOTT, WILL & EMERY

                               December 13, 2001



                                                       Exhibit 8.1



Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey  07102

      Re:      Equity Security Units
               ---------------------


Ladies and Gentlemen:

     You have requested our opinion, as special tax counsel for The Prudential Insurance Company of America ("Company") and Prudential Financial, Inc. ("PFI"), concerning certain U.S. federal income tax consequences to the holders of certain additional investment units (the "Equity Security Units" or "Units") to be issued by PFI, each consisting of a redeemable capital security (a "Capital Security") issued by Prudential Financial Capital Trust I (the "Trust") and a contract for the purchase of a variable number of shares of common stock in PFI (a "Purchase Contract"), pursuant to the registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Registration Statement"). This opinion is in addition to our opinion that was filed as Exhibit 8.1 to the Company's and the Trust's registration statement on Form S-1 (File Numbers 333-70888 and 333-70888-01) (the "Initial Registration Statement"), which Initial Registration Statement is incorporated by reference into the Registration Statement.

     In connection with rendering our opinion, we have examined (i) the Registration Statement and (ii) such other documents, agreements, and instruments as we have deemed relevant and necessary as a basis for the opinion set forth herein.
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Prudential Financial, Inc.
December 13, 2001
Page 2


     In rendering this opinion, we have assumed that (i) the characteristics, terms, and conditions of the Capital Securities and the Purchase Contracts will be the same in all material respects as those set forth in the Registration Statement; (ii) all of the factual information, descriptions, and representations contained in the Registration Statement are and, as of the date of issuance of the Units, will be accurate and complete in all material respects; (iii) any representation or other statement contained in the Registration Statement and made "to the best of the knowledge of" or similarly qualified is and, as of the date of issuance of the Units, will be, in each case, correct without such qualification; and (iv) no actions have been, or will be, taken that are inconsistent with any representation or other statement contained in the Registration Statement.

     In our examination of the documents referred to herein, we also have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such documents, and that there has been (or will be, by the date of issuance of the Units) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not independently verified any factual matters set forth in the foregoing or relating to the issuance of the Units. Accordingly, our opinion does not take into account any matters that might have been disclosed by independent verification.

     Based on the foregoing, in reliance thereon and subject thereto, it is our opinion that the statements contained under the caption "U.S. Federal Income Tax Consequences," incorporated by reference into the Registration Statement, insofar as they purport to describe the principal U.S. federal income tax consequences to holders of the Units and subject to the limitations, qualifications, and assumptions described under that caption, are accurate in all material respects.

     Our opinion is limited to the foregoing and does not address any other U.S. federal income tax consequences of the ownership of the Units or the effect of such ownership under state, local, or foreign law. Our opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service ("IRS") or the courts.
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Prudential Financial, Inc.
December 13, 2001
Page 3

Accordingly, no assurance can be given that the opinion contained herein, if contested, would be sustained by a court.

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, case law, and IRS rulings as they exist on the date hereof. These authorities are all subject to change and such change may be made with retroactive effect. We can give no assurance that after any such change, our opinion would not be different. By rendering our opinion, we do not undertake to advise you of any change in any law, which may occur after the date of this opinion.

     The opinion contained herein is solely for your benefit and may not be relied on by, or furnished to, any other person, firm, or corporation without our prior written consent, with the exception that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the United States Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,



                                              McDermott, Will & Emery